                                                                    EXHIBIT 10.1

                                  JUNE 29, 2004

                 CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

                       CHINA NETCOM HOLDINGS (BVI) LIMITED

               CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED

                        CHINA NETCOM CORPORATION LIMITED

                            ASSET INJECTION AGREEMENT

1.   Injected Assets...........................................................................        3

2    Netcom Group injecting assets to Netcom BVI...............................................        3

3    Netcom BVI injecting assets to Netcom Hong Kong...........................................        3

4    Netcom Hong Kong injecting assets to Netcom Limited.......................................        4

5    Representations, Warranties and Undertakings..............................................        5

6    Condition Precedent and Effective date....................................................        5

7    Indemnities...............................................................................        6

8    Confidentiality...........................................................................        6

9    Non Waiver................................................................................        6

10   Noticies..................................................................................        7

11  Counterparts...............................................................................        7

12  Governing law and dispute resolution.......................................................        7

13  Miscellaneous .............................................................................        7

                            ASSET INJECTION AGREEMENT

This Asset Injection Agreement ("Agreement") was made by the following parties in Beijing, the People's Republic of China ("PRC") on June 29, 2004:

PARTY A: CHINA NETWORK COMMUNICATIONS GROUP CORPORATION. ("NETCOM GROUP")

Registered address: No.156, Fuxingmennei Avenue, Xicheng District, Beijing, PRC

PARTY B: CHINA NETCOM HOLDINGS (BVI) LIMITED ("NETCOM BVI")

Registered Address: P.O. Box 3140 Wickhams Cay 1, Road Town, Tortola, British Virgin Island

PARTY C: CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED ("NETCOM HONG KONG")

Registered Address: 59/F Bank of China Tower, 1 Garden Road, Hong Kong

PARTY D: CHINA NETCOM COMPANY LIMITED ("NETCOM LTD")

Registered address: 1 Beihuandong Road, Beijing Economic & Technology Development Zone, Beijing, PRC

WHEREAS:

A. According to the Restructuring and listing plan of Netcom Group. ("RESTRUCTURING PLAN") approved by China's State Council, Netcom Group has conducted a series of restructuring activities regarding certain of its telecom assets and businesses in mainland China. After the restructuring, Netcom Hong Kong, indirectly held by Netcom Group, will act as the issuer to offer shares and American Depositary Shares in overseas markets, and will seek listing on The Stock Exchange of Hong Kong Limited and The New York Stock Exchange, Inc.

B. In order to implement the Restructuring Plan, on April 20, 2004, Netcom Group entered into an equity transfer agreement with four state-owned shareholders of China Netcom (Holdings) Company Limited. ("NETCOM HOLDINGS") regarding the acquisition of all their respective entire equity interest in Netcom Holdings, namely, Chinese Academy of Sciences, China Railways Telecommunications Center, Information and Network Center of State Administration of Radio, Film and Television, and Shanghai Alliance Investment Limited. After the equity transfer agreement is approved by the relevant regulatory authorities of the Chinese government and after the transfer is completed, Netcom Group will become the sole shareholder of Netcom Holdings.

C. Netcom Holdings will transfer all its Netcom BVI shares to Netcom Group. After the transfer is approved by the relevant authorities of the Chinese government and is completed, Netcom Group will become the sole shareholder of Netcom BVI.

D. Netcom Hong Kong will implement similar equity restructuring measures. CNC Fund LLP, the shareholders of Netcom Hong Kong, will transfer all its equity interest to Netcom BVI, thus allowing Netcom BVI to own 100% equity interest in Netcom Hong Kong.

E. With the completion of all the above-mentioned transfers, Netcom Group will own, indirectly through Netcom BVI and Netcom Hong Kong, all the equity interest in Netcom Limited.

F. By signing a series of asset transfer agreements with relevant parties within the group, Netcom Group will own all the Injected Assets (as defined in Section 1 of this agreement) in China within the scope of the listing.

THEREFORE, all the parties, through friendly negotiations, agreed to the following regarding asset injection:

1.    INJECTED ASSETS

      The Injected Assets mentioned in this Agreement refer to the telecom core business related assets and liabilities legally owned by Netcom Group in Beijing, Tianjin, Hebei, Liaoning, Henan, Shandong, Shanghai and Guangdong, as well as international telecom business related assets and liabilities legally owned by Netcom Group. The specific scope and details of the Injected Assets are all the assets and liabilities listed in the Assets Valuation Report regarding the above-mentioned Netcom Group assets and liabilities (attached hereto as Appendix I). This Report was prepared by Beijing Zhong Qi Hua Assets Evaluation Ltd. and approved by the State-owned Assets Supervision and Administration Conmission of the Chinese State Council, the reference date of which is December 31, 2001.

2.    NETCOM GROUP INJECTING ASSETS TO NETCOM BVI

      2.1 In consideration of the mutual commitments under this Agreement and the consideration payable by Netcom BVI to Netcom Group under clause
            2.2 of this Agreement, Netcom Group agrees to inject the Injected Assets owned by it to Netcom BVI, and Netcom BVI agrees to accept all the Injected Assets.

      2.2 The consideration of the Injected Assets injected by Netcom Group to Netcom BVI is the net asset value listed in the Asset Valuation Report approved by the State-owned Assets Supervision Administration Commission. Netcom BVI shall satisfy the consideration by way of capital investment. After the Injected Assets are injected, Netcom Group shall continue to own all the equity interest in Netcom BVI.

3.    NETCOM BVI INJECTING ASSETS TO NETCOM HONG KONG

      3.1 In consideration of the mutual commitments under this Agreement and the consideration payable by Netcom Hong Kong to Netcom BVI under clause 3.2 of this Agreement, Netcom BVI agrees to inject, immediately after receiving the Injected Assets injected by Netcom Group, all the said Injected Assets to Netcom Hong Kong, and Netcom Hong Kong agrees to accept all Injected Assets.

      3.2 The consideration of the Injected Assets injected by Netcom BVI to Netcom Hong Kong is the net asset value listed in the Asset Valuation Report approved by the State-owned Assets Supervision and Administration Commission. Netcom Hong Kong shall satisfy the consideration by way of issuing new ordinary shares. Netcom Hong Kong and Netcom BVI hereby agree that, the number of the above-mentioned newly issued ordinary shares shall be decided upon through consultation between them during the period when Netcom BVI owns 100% of Netcom Hong Kong.

      3.3 Netcom Hong Kong shall procure its board of directors to pass the following resolutions and implement the issuance of new shares in the said resolutions:

            3.3.1 Approve Netcom Hong Kong to issue new ordinary shares to
                  Netcom BVI by the number as stated in clause 3.2.

            3.3.2 Approve Netcom Hong Kong to register Netcom BVI on its register of members in relation to the above mentioned new shares, and issue Netcom Hong Kong's ordinary shares certificate in Netcom BVI's name representing the amount of shares as stated in clause 3.2.

      3.4 The asset injection pursuant to this clause shall be deemed to take place immediately upon the completion of the asset injection as mentioned in clause 2 of this Agreement.

4.    NETCOM HONG KONG INJECTING ASSETS TO NETCOM LIMITED

      4.1 In consideration of the mutual commitments under this Agreement and the consideration payable by Netcom Limited to Netcom Hong Kong under clause 4.2 of this Agreement, Netcom Hong Kong agrees to inject, immediately after receiving the Injected Assets injected from Netcom BVI, all said Injected Assets to Netcom Limited, and Netcom Limited agrees to accept all Injected Assets.

      4.2 The consideration of the Injected Assets injected by Netcom Hong Kong to Netcom Limited is the net asset value listed in the Asset Valuation Report approved by the State-owned Assets Supervision and Administration Commission. Netcom Limited shall satisfy this consideration by way of capital investment. After the asset injection, Netcom Hong Kong shall continue to own all the equity interest in Netcom Limited.

      4.3 The asset injection pursuant to this clause shall be deemed to take place immediately upon the completion of the asset injection mentioned in clause 3 of this Agreement and the procedure changing the business registration certificate from Netcom Limited to China Netcom Group Ltd.

5.    REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

      5.1 Each party in this agreement represents, warrants and undertakes to each of the other parties respectively:

            5.1.1 It is an independent legal entity incorporated and validly existing under the laws in its place of incorporation.

            5.1.2 It has the full legal rights, power and authority to sign this
                  Agreement and perform its obligations and responsibilities under this Agreement.

            5.1.3 None of the provisions in this Agreement violates its articles of association or applicable laws and regulations.

            5.1.4 The representative signing on this Agreement has been fully authorized. This Agreement shall constitute legal, valid and enforceable obligations on all parties upon its execution.

      5.2 According to applicable laws or any applicable restrictive agreements, Netcom Group has the obligation to inform any counter party or third party who should be informed about issues of the final asset injection to Netcom Limited that are related to sequential asset injections described in clauses 2, 3 and 4 of this Agreement, and should obtain the consent of any counter party or third party whose consent is required by applicable laws or applicable restrictive agreements.

6.    CONDITION PRECEDENT AND EFFECTIVE DATE

      6.1 Injected assets under this Agreement shall become effective when all conditions below are met:

            (i) The Chinese Ministry of Commerce approves the asset injection arrangement under this Agreement;

            (ii) Full completion of equity transfers as described in the recital of this Agreement.

      6.2 In order to implement the Restructuring Plan, all the parties in this Agreement specifically agree that when condition precedent stated in clause 6.1 are met, the effective date of the asset injection described in clauses 2, 3 and 4 of this Agreement shall be deemed to be December 31, 2003. Namely, the Injected Assets shall be deemed to be injected on December 31, 2003 from Netcom Group through Netcom BVI and Netcom Hong Kong and finally to Netcom Limited in the manner described in clause 2, 3 and 4.

7.    INDEMNITIES

      If any of the following incidents occurs, Netcom Group shall indemnify the other parties in this Agreement or Netcom Limited at any time completely, fully, timely, effectively and sufficiently .

      7.1 Due to Netcom Group's failure in fulfilling its obligations under clause 5.2 of this Agreement notifying third parties and obtaining their consent, any third party claims or disputes the Injected Assets, resulting in difficulty or impossibility in the sequential asset injection as described in this Agreement.

      7.2 Due to Netcom Group's breach of any agreed obligations in this Agreement, including but not limited to the representations, warranties and undertakings in clause 5, Netcom Limited is unable to actually hold, effectively control or operate the Injected Assets. If this situation arises, Netcom Limited shall receive complete and sufficient indemnities from Netcom Group.

      7.3 Due to any incident that occurs before the effective date of the asset injection as described in this Agreement, Netcom Limited encounters or suffers any right claim, accusation, legal investigation, claim for compensation, legal action, losses, damages, payment, charges or expenses, including but not limited to professional service charges or expenses that involve the Injected Assets.

      The indemnification obligations of Netcom Group in this clause are independent from any agreements between it and related parties, including the indemnification obligations in the restructuring agreement provisions. Any compensation paid by Netcom Group according to other agreements shall not be used to reduce its obligatory compensation under this agreement.

8.    CONFIDENTIALITY

      Unless otherwise provided by law or required by regulatory authorities, no party shall provide or disclose the content of this Agreement, any data and information relating to other parties' businesses to any companies, enterprises, organizations or individuals without prior written permission of the other parties (which permission shall not be denied or delayed without reason).

9.    NON-WAIVER

      Unless otherwise specified by law, the failure or delay of exercising the rights, powers or privileges as endowed by this Agreement on the part of any Party cannot be deemed as the waiver of such rights, power or privileges. Besides, the partial exercise of such rights, powers or privileges should not hinder the exercise of such rights, powers or privileges of this Party in the future.

10.   NOTICE

      All notices required to be delivered pursuant to this Agreement shall be in writing, and shall be delivered either by hand, facsimile or by mail. Any notice shall be deemed to have been delivered at the time of actual receipt if delivered by hand; at the time of transmission if delivered by facsimile; and on the fifth (5th) working day (excluding legal holidays) if delivered by mail. Notification will be in effect upon its delivery.

11.   COUNTERPARTS

      This Agreement can be signed on any number of copies. Each party can sign on separate copies. All copies are original copies and they constitute one document.

12.   GOVERNING LAW AND DISPUTE RESOLUTION

      12.1 This Agreement is governed, construed and enforced by laws in the People's Republic of China.

      12.2 In case of disputes as to the power, interpretation or implementation of this agreement, both parties shall seek to settle the matters of dispute by friendly negotiation. If the matters of dispute cannot be settled by negotiation within thirty (30) days from the day the matters of dispute arise, either party has the right to resort to litigation at the people's court which has jurisdiction over where Party A situates.

13.   MISCELLANEOUS

      13.1 This Agreement shall come into effect and be binding upon all parties hereto once signed by the legal representatives or authorized representatives of the Parties and affixed with their official seals

      13.2 Appendices to this Agreement are part of this Agreement and have the same validity as the Agreement itself. When the provisions in an appendix and the Agreement conflict with each other, the provisions in the appendix shall prevail.

      13.3 Through negotiation, each party may revise or amend this Agreement and its appendices. All revisions or amendments shall be signed by legal or authorized representatives from all parties before they become effective.

      13.4 This Agreement is severable, that is, if any provision of this Agreement or its appendices is held to be void, illegal or unenforceable at any time, the effectiveness and performance of other provisions of this Agreement shall not be affected.

(Signature page)

CHINA NETWORK COMMUNICATION GROUP CORPORATION.

Legal Representative (or Authorized Representative):

Zhang Chun Jiang

[official seal]

CHINA NETCOM HOLDINGS (BVI) LIMITED

Legal Representative (or Authorized Representative):

Tian Su Ning

CHINA NETCOM CORPORATION (HONG KONG) LIMITED

Legal Representative (or Authorized Representative):

Tian Su Ning

CHINA NETCOM CORPORATION LIMITED

Legal Representative (or Authorized Representative):

Tian Su Ning

[official seal]